Exhibit 10.8

LIVE OAK BANCSHARES, Inc.
2015 OMNIBUS Stock Incentive Plan
NOTICE OF STOCK OPTION GRANT

(Grantee Name and Address)
You have been granted an option to purchase shares of the Common Stock of Live Oak Bancshares, Inc. (the “Company”), as follows, subject to the terms of the Stock Option Award Agreement.

Date of Grant:	___________
Vesting Commencement Date:	___________
Exercise Price per Share:	___________
Total Number of Shares Subject to Option:	___________
Total Exercise Price:	___________
Type of Option:	_____Incentive Stock Option
_____Non-Qualified Stock Option
Term/Expiration Date:	10 years/_________
Vesting Schedule:
Subject to accelerated vesting as set forth in the Plan or in the Stock Option Award Agreement, this Option will vest in accordance with the following schedule: The Option will vest as to 10% of the shares subject to the Option on each of the first five annual anniversaries of the Vesting Commencement Date, and as to 25% of the shares subject to the Option on the sixth and seventh annual anniversaries of the Vesting Commencement Date, subject to grantee’s Continuous Service to the Company or a Related Entity on each such date. Vesting will cease immediately upon the termination of Grantee’s Continuous Service.

Exercise Period:
The Option may be exercised for up to three (3) months after the termination of Continuous Service to the Company, except as set out in Section 4 of the Stock Option Award Agreement (but in no event later than the Expiration Date); provided, that upon a termination for Cause, the Option will be immediately terminated.

LIVE OAK BANCSHARES, Inc.
2015 OMNIBUS Stock Incentive Plan
STOCK OPTION Award Agreement
This Stock Option Award Agreement (this “Agreement”) is made by and between Live Oak Bancshares, Inc. (the “Company”) and _____________________ (“Grantee”) effective as of the Date of Grant shown on the accompanying Notice of Stock Option Grant (the “Grant Notice”). Capitalized terms not explicitly defined in this Agreement but defined in the Company’s 2015 Omnibus Stock Incentive Plan (the “Plan”) shall have the same definitions as in the Plan.
1.Grant of Option. The Company has granted to Grantee an option to purchase, on the terms and conditions set forth in the Plan and this Agreement, all or any part of the number of Shares described in the Grant Notice, at the Exercise Price set forth in the Grant Notice (the “Option”), subject to adjustment as set forth in Section 13 of the Plan. If designated as an Incentive Stock Option in the Grant Notice, then the Option is intended to qualify as an incentive stock option pursuant to Section 422 of the Code. If not so designated, or if the Option fails to so qualify, then it is a Non-Qualified Stock Option.
2.Vesting. Subject to the terms and conditions set forth in the Plan and this Agreement, the Option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of Grantee’s Continuous Service. Notwithstanding the foregoing, to the extent not previously vested or forfeited, the Option will become fully vested immediately if Grantee’s Continuous Service is terminated by the Company or a Related Entity within twelve (12) months following a Corporate Transaction for a reason other than Cause.
3.Forfeiture; Expiration. Except as expressly provided in the last sentence of Section 2 above, any unvested portion of the Option will be forfeited immediately, automatically, and without consideration upon a termination of Grantee’s Continuous Service for any reason. In the event Grantee’s Continuous Service is terminated for Cause, the vested portion of the Option will also be forfeited immediately, automatically, and without consideration upon that termination for Cause. Any unexercised portion of the Option will expire on the Expiration Date set forth in the Grant Notice.
4.Period of Exercise. Subject to the terms and conditions set forth in the Plan and this Agreement, the Grantee may exercise all or any part of the vested portion of the Option at any time prior to the earliest to occur of:
(a)the Expiration Date indicated in the Grant Notice;
(b)the effective date of the termination of Grantee’s Continuous Service for Cause;
(c)the date that is twelve (12) months after the termination of Grantee’s Continuous Service due to his or her death or Disability, provided, however, that in the event Grantee dies within such twelve (12) month period after the termination of Grantee’s Continuous Service due to his or her Disability, the period for exercise will be extended until the date twelve (12) months after his or her death (but in no event later than the Expiration Date); or
(d)the date that is three (3) months after the termination of Grantee’s Continuous Service for any reason other than Cause, Disability or death; provided however, that in the event that Grantee dies within such three (3) month period, the period for exercise will be extended until the date twelve (12) months after his or her death (but in no event later than the Expiration Date).
5.Exercise of Option. Grantee or, in the case of Grantee’s death or Disability, Grantee’s representative, may exercise all or any part of the vested portion of the Option by delivering to the Company at its principal office a written notice of exercise in the form attached as Exhibit A or any other form that the Administrator may permit (such notice, a “Notice of Exercise”). The Notice of Exercise will be signed by the person exercising the Option. In the event that the Option is being exercised by the Grantee’s representative, the Notice of Exercise will be accompanied by proof (satisfactory to the Administrator) of the representative’s right to exercise the Option. In addition, any exercise of the Option, whether in whole or in part, is subject to the following conditions:
(a)Grantee (or Grantee’s representative, if applicable) will deliver to the Administrator, at the time of giving the Notice of Exercise, payment in a form permissible under Section 6 below for the full amount of the Purchase Price.
(b)Grantee (or Grantee’s representative, if applicable) may exercise the Option only for whole Shares.

(c)Grantee (or Grantee’s representative, if applicable) may not exercise the Option unless the tax withholding obligations of the Company and/or any Related Entity, as described in Section 8 below, are satisfied.
(d)If the Option is an Incentive Stock Option, by exercising the Option, Grantee agrees that he or she will notify the Company in writing within fifteen (15) days after the date of any Disqualifying Disposition (i.e., the disposition (including any sale) of any of the Shares issued upon exercise of the Option that occurs within two (2) years after the Date of Grant or within one (1) year after such Shares are issued upon exercise of the Option).
(e)In the event that Grantee is an employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (sometimes referred to as a “non-exempt employee”), then he or she may not exercise the Option until he or she has completed at least six (6) months of Continuous Service measured from the Date of Grant specified in the Grant Notice, notwithstanding any other provision of the Option.
6.Payment for Shares. The “Purchase Price” will be the Exercise Price multiplied by the number of Shares with respect to which the Option is being exercised. The Purchase Price may be paid as follows:
(a)in cash;
(b)by check;
(c)by surrender to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned by Grantee free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of surrender or attestation equal to the Purchase Price; notwithstanding the foregoing, Grantee may not exercise the Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock;
(d)through a formal “net exercise” arrangement adopted by the Company pursuant to which the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share; or
(e)through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates (or other evidence satisfactory to the Company to the extent that the Shares are uncertificated) for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.
7.Securities Law Compliance. No Shares will be issued pursuant to this Agreement unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. Notwithstanding the foregoing, the Company shall be under no obligation to register or qualify the Shares under any state or federal law. As a condition precedent to the issuance of Shares pursuant to this Agreement, the Company may require the Grantee to take any reasonable action to meet those requirements, including the making of such investment representations or other representations by the Grantee or any person entitled to exercise the Option in order to comply with the requirements of any exemption from any such registration or other qualification of the Shares which the Administrator may, in its sole discretion, deem necessary or advisable. The Administrator may impose such conditions on any Shares issuable pursuant to this Agreement as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which shares of the same class are then listed and under any blue sky or other securities laws applicable to those Shares.
8.Withholding Obligations. At the time Grantee exercises the Option (in whole or in part) or at the time of a Disqualifying Disposition in the case of an Incentive Stock Option, Grantee may incur Tax Obligations under federal, state, local, and/or foreign law, which the Company may be required to withhold from Grantee’s compensation or otherwise collect from Grantee. Grantee agrees that the Company (or a Related Entity) may satisfy such withholding obligation by any of the following means or by a combination of such means, in the Company’s discretion: (a) withholding from any compensation otherwise payable to the Grantee by the Company; (b) causing the Grantee to tender a cash payment; or (c) withholding from the Shares otherwise issuable to Grantee upon exercise of the Option the number of Shares with a Fair Market Value (measured as of the date the tax withholding obligations are to be determined) equal to the amount of such tax withholding; provided, however, that the number of such Shares so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income (or such lesser amount as may be necessary to avoid classification of the Shares as a liability for financial accounting purposes). Grantee understands that all matters with respect to the total amount of taxes to be withheld in respect of such compensation income will be determined by the Company in its reasonable discretion. Grantee further understands that, although the Company will pay withheld amounts to the applicable taxing authorities, the Grantee remains responsible for payment of all taxes due as a result of income arising under the Agreement.
9.Rights as a Stockholder. Neither the Grantee nor anyone claiming through him/her will have any rights as a stockholder of the Company with respect to any Shares subject to the Option until the Grantee has exercised the Option as described herein and the Shares are delivered (as evidenced by delivery of a certificate for such Shares or the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
10.Transferability. The Option may not be sold, pledged, assigned, hypothecated, transferred, except by will or by the laws of descent and distribution, and is exercisable during Grantee’s life only by Grantee. Notwithstanding the foregoing, by delivering written notice to the Company in a form satisfactory to the Company, Grantee may designate a third party who, in the event of Grantee’s death, shall thereafter be entitled to exercise the Option in the manner described herein.
11.Option not a Service Contract. Neither the Option nor this Agreement is an employment or service contract, and nothing in this Agreement or the Grant Notice creates or will be deemed to create in any way whatsoever any obligation on Grantee’s part to continue in the service of the Company or a Related Entity, or of the Company or a Related Entity to continue Grantee’s Continuous Service.
12.Receipt and Review of Materials. Grantee hereby acknowledges receipt of a copy of the Plan and the Company’s prospectus covering the shares issued pursuant to the Plan (the “Prospectus”). Grantee has read and understands the terms of this Agreement, the Plan, and the Prospectus. This Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.
13.Electronic Delivery. Grantee hereby consents to receive documents related to this Option and any other Awards granted under the Plan by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout until withdrawn in writing by Grantee.
14.Data Privacy. Grantee acknowledges that the Company holds certain personal information about him/her, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, details of the Option and any other entitlement to shares of stock awarded, cancelled, exercised, vested or unvested. Grantee consents to the collection, use and transfer (including but not limited to transfers to parties assisting in the implementation, administration and management of the Plan), in electronic or other form, of such personal data for the purpose of implementing, administering, and managing Grantee’s participation in the Plan.
15.Miscellaneous.
(a)Notices. Any notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when delivered personally or when deposited in the United States mail as Certified Mail, return receipt requested, properly addressed with postage prepaid, if to the Company at its principal office at 1741 Tiburon Drive, Wilmington, North Carolina 28403; and, if to the Grantee to his or her most recent address appearing in the records of the Company. The Company and the Grantee may change their address or addresses by giving written notice of such change as provided herein. Any notice or other communication hereunder shall be deemed to have been given on the date actually delivered or as of the third (3rd) business day following the date mailed, as the case may be.
(b)Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s executor, personal representative(s), distributees, administrators, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.
(c)Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(d)Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Grantee and the Company.
(e)Choice of Law; Venue. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of North Carolina, without giving effect to the choice of law rules of any jurisdiction. The parties agree that any litigation arising out of or related to the Option or this Agreement will be brought exclusively in any state or federal court in New Hanover County, North Carolina. Each party (i) consents to the personal jurisdiction of said courts, (ii) waives any venue or inconvenient forum defense to any proceeding maintained in such courts, and (iii) agrees not to bring any proceeding arising out of or relating to this Agreement in any other court.
(f)Entire Agreement. This Agreement, along with the Grant Notice and the Plan, constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to such subject matter.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Stock Option Award Agreement effective as of the Date of Grant.

Grantee:	Company:

LIVE OAK BANCSHARES, INC.

By:
Name:
Print Name	Title:

EXHIBIT A

LIVE OAK BANCSHARES, Inc.
2015 OMNIBUS Stock Incentive Plan
NOTICE OF EXERCISE

Live Oak Bancshares, Inc.
1741 Tiburon Drive
Wilmington, NC 28403
Attention: Secretary

Date of Exercise: _________________

1.    Exercise of Option. This constitutes notice to Live Oak Bancshares, Inc. (the “Company”) that, pursuant to the Live Oak Bancshares, Inc. 2015 Omnibus Stock Incentive Plan (the “Plan”) and the Stock Option Award Agreement, dated ___________, 20__ (the “Award Agreement”), I elect to purchase the number of Shares set forth below for the price set forth below.

Number of Shares as to which Option is exercised (the "Optioned Shares"):
Exercise Price Per Share:
Total Purchase Price:

Capitalized terms not explicitly defined in this Notice of Exercise shall have the same definitions as in the Award Agreement or the Plan, as applicable.
2.    Delivery of Payment. With this notice, I hereby deliver to the Company the full Purchase Price for the Optioned Shares, in a form permitted by the Award Agreement.
3.    Representations. By signing and delivering this notice to the Company, I acknowledge that I am the holder of the Option exercised by this notice and have full power and authority to exercise the Option. I further represent that I have received, read, and understood the Plan and the Award Agreement, and I confirm my agreement to abide by and be bound by their terms and conditions. Capitalized terms used and not otherwise defined in this notice will have the meanings ascribed to those terms in the Award Agreement.
4.    Securities Law Compliance. Notwithstanding any other provision of the Award Agreement to the contrary, the exercise of any rights to purchase the Shares is expressly conditioned upon compliance with the Securities Act of 1933, as amended (the “Securities Act”), all applicable state securities laws and all applicable requirements of any stock exchange or over the counter market on which the Common Stock may be listed or traded at the time of exercise and transfer.  I agree to cooperate with the Company to ensure compliance with such laws.  I further understand the Shares cannot be resold and must be held indefinitely unless they are registered under the Securities Act or unless an exemption from such registration is available and that the certificate(s) representing the Shares may bear a legend to that effect.  I understand that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit me to transfer Shares in the amounts or at the times proposed by me.
5.    Tax Withholding. I acknowledge that my exercise of the Option may result in Tax Obligations which require the Company to withhold certain amounts to satisfy federal, state, local, and/or foreign taxes. I agree to satisfy such tax withholding obligations as described in Section 8 of the Award Agreement.

6.    Tax Consultation. I understand that I may experience tax consequences as a result of my exercise of the Option or my disposition of the Optioned Shares. I represent that I have consulted with any tax consultants I deem advisable in connection with the exercise of the Option and/or the disposition of the Optioned Shares and that I am not relying on the Company or its agents for any tax advice.
7.    Rights as Stockholder. While the Company will endeavor to process this notice in a timely manner, I acknowledge that, until the issuance of the Optioned Shares (or, in the Administrator’s discretion, in un-certificated form, upon the books of the Company’s transfer agent) and my satisfaction of any other conditions imposed by the Administrator pursuant to the Plan or as set forth in the Award Agreement, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Shares, notwithstanding the exercise of my Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance of the Optioned Shares.
8.    Receipt of Plan and Related Materials. I acknowledge that I have received a copy of the Plan and the Company’s prospectus covering the shares issued pursuant to the Plan (the “Prospectus”). I have read and understand the terms of the Award Agreement, the Plan, and the Prospectus, and I understand that my exercise of the Option is governed by the provisions of the Award Agreement and the Plan.
9.    Interpretation. Any dispute regarding the interpretation of this notice will be submitted promptly by me or by the Company to the Administrator. The resolution of such a dispute by the Administrator will be final and binding on all parties.
10.    Entire Agreement. The Plan and the Award Agreement under which the Optioned Shares were granted are incorporated herein by reference and, together with this notice, constitute the entire agreement of the parties with respect to the subject matter of this notice.

GRANTEE:

Print Name:

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